SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2006

GENESIS TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in Charter)

Florida	333-86347	65-1130026
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7900 Glades Road, Suite 420

Boca Raton Florida 33434

(Address of Principal Executive Offices)

(561) 988-9880

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 6, 2006, Genesis Technology Group, Inc., a Florida corporation (the “Registrant” or “Genesis”) entered into an Agreement and Plan of Share Exchange (“Exchange Agreement”) with certain significant stockholders of Genesis (collectively, the “Genesis Shareholders”), Gold Horse International, Inc., a Nevada corporation (the “Operating Company”), and each of the shareholders of the Operating Company (“Operating Company Shareholders”). The Operating Company develops, owns and operates hotel properties in China.

Upon consummation of the Exchange Agreement on the date of Closing (as defined in the agreement), Genesis will acquire the Operating Company by issuing 306,192,906 shares of its common stock (the “Genesis Shares”) to the Operating Company Shareholders, and in exchange, the Operating Company Shareholders shall assign 100% of the outstanding common stock of the Operating Company to Genesis. As a result of the transactions contemplated under the Exchange Agreement, (1) Genesis would acquire the business and operations of the Operating Company, and Genesis’ principal business activities shall consist of the business of the Operating Company, and (2) immediately following the Closing, the Operating Company Shareholders would hold 65% of the issued and outstanding stock of Genesis.

The directors of Genesis and the Operating Company, respectively, have approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The target date for closing of this transaction (the “Closing”) is October 15, 2006, or a date mutually agreed by the parties (the “Closing Date”), however, there can be no assurance that the proposed transaction will ever be consummated. A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.

The Operating Company develops, owns and operates hotel properties in the Peoples’ Republic of China (“PRC”) through a series of contractual arrangements with (i) Inner Mongolia Jin Ma Construction Co. Ltd., (ii) Inner Mongolia Jin Ma Real Estate Development Co. Ltd., and (iii) Inner Mongolia Jin Ma Hotel Co. Ltd., each a corporation organized under the laws of the PRC (“PRC Operating Companies”). Through these contractual arrangements, the Operating Company has the right to advise, consult, manage and operate the PRC Operating Companies, and collect and own all of their net profits. In addition, the Operating Company, the PRC Operating Companies, and the shareholders of the PRC Operating Companies have entered into a series of agreements under which voting control over the outstanding shares of the PRC Operating Companies will be vested in the Operating Company and its board of directors, including a Power of Attorney, Shareholders’ Voting Rights Proxy Agreement and Covenant Not to Sue (“Power of Attorney”) and a Shareholders’ Voting Rights Proxy Agreement (“Proxy Agreement”). Prior to closing of the exchange transaction, each of the PRC Operating Companies and their shareholders will grant the Operating Company the exclusive right and option to acquire all of the shares of each of the PRC Operating Companies or all of the assets of each of the PRC Operating Companies (“Option Agreement”). Collectively, the Consulting Agreement, Operating Agreement, Option Agreement, Power of Attorney and Proxy Agreement with each of the PRC Operating Companies are referred to herein as the “Restructuring Agreements.”

In connection with the execution of the Exchange Agreement, Genesis, the Operating Company is entering into a Guarantee and Assumption Agreement (“Guarantee Agreement”) with each of the PRC Operating Companies, under which these parties shall agree to be jointly and severally liable with the Operating Company and the shareholders of the Operating Company for each and every obligation and liability of the Operating Company and the Operating Company Shareholders under the Exchange Agreement as if they were parties to the Exchange Agreement.

If and when the exchange transaction is consummated, Genesis intends to file a Current Report on Form 8-K announcing the closing of the exchange transaction and will include appropriate disclosures required under Item 1.01 with respect to the Restructuring Agreements, with each of the foregoing agreements being included as Exhibits in such Current Report, in addition to requisite financial statements of the Operating Company and other required disclosures.

Genesis is presently authorized under its Articles of Incorporation to issue (i) up to 200,000,000 shares of common stock, par value $0.001 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share. In order to consummate the exchange transaction, Genesis would be required to amend its articles of incorporation to increase the number of shares of authorized common stock to 420 million shares, and convert (or cause to be converted), redeem, rescind or cancel all outstanding shares of preferred stock. As of the date of this Report, Genesis has 84,010,561 shares of its common stock issued and outstanding, and 15,900 shares of preferred stock issued and outstanding and convertible into 685,345 shares of common stock. In addition, Genesis has options and warrants outstanding for the purchase of up to 22,471,611 shares of common stock. Under the terms of the Exchange Agreement, all of the outstanding shares of the Operating Company will be exchanged for 306,192,906 shares of common stock of Genesis. Accordingly, if the exchange transaction closes, Genesis’s shares of common stock, on a fully diluted basis, would represent 35% of Genesis’s total common stock outstanding immediately thereafter. Following completion of the exchange transaction, the Operating Company will become a wholly-owned subsidiary of Genesis.

Genesis’s completion of the transactions contemplated under the Exchange Agreement are subject to the satisfaction of certain contingencies including, without limitation, the delivery of U.S. GAAP audited annual, interim reviewed and pro forma financial information of the Operating Company (on a consolidated basis with the PRC Operating Companies), compliance with regulatory requirements, and the execution of the Restructuring Agreements. Consummation of the exchange transaction is also conditioned upon, among other things, continued quotation of Genesis’s common stock on the NASD Over-the-Counter Electronic Bulletin Board (“OTCBB”).

The parties plan to close the transactions under the Exchange Agreement on or prior to October 15, 2006, or on an alternative date agreed by the parties. However, there can be no assurances that the exchange transaction will ever be completed. The Exchange Agreement may be terminated by: (i) mutual consent of the parties (ii) if any provision (including, but not limited to, the representations and warranties) of the Exchange Agreement that is applicable to or required to be performed by a party shall be materially untrue or fail to be accomplished by October 15, 2006, or (iii) if any conditions precedent provided in the Exchange Agreement fail to occur or be satisfied prior to October 15, 2006. The Exchange Agreement may be amended by consent of the parties, and may be assigned to and assumed by a subsidiary of Genesis with the written consent of the Operating Company.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement, if and when the exchange transaction closes, the Company agreed to issue 306,192,906 shares of common stock to the Operating Company Shareholders. The sale and issuance of these shares is exempt from registration pursuant to Regulation S under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Share Exchange

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS TECHNOLOGY GROUP, INC.

By:	/s/ Kenneth Clinton
Kenneth Clinton President

Dated:	September 6, 2006